Exhibit 99.1

Consolidated Financial Statements

Sprague International Properties LLC

December 31, 2013

INDEPENDENT AUDITORS’ REPORT

To the Member of

Sprague International Properties LLC

We have audited the accompanying consolidated financial statements of Sprague International Properties LLC, which comprise the consolidated balance sheet as at December 31, 2013 and the consolidated statements of operations and member’s equity, comprehensive loss and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with generally accepted accounting principles in United States, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Sprague International Properties LLC as at December 31, 2013 and the results of its operations and its cash flows for the year then ended in accordance with generally accepted accounting principles in United States.

/s/ Ernst & Young LLP

Montréal, Canada

April 30, 2014

Sprague International Properties LLC

CONSOLIDATED BALANCE SHEET

As at December 31

[in thousands of U.S. dollars]

2013 $
ASSETS [note 7]
Current assets
Cash and cash equivalents	1,074
Restricted cash [note 2]	8,541
Accounts receivable [note 3]	33,938
Inventories [note 4]	89,028
Prepaid expenses	528
Income taxes receivable	802
Other current assets	480
Deferred tax assets [note 14]	246
Derivative financial instruments [note 15]	152

Total current assets	134,789
Property, plant and equipment [note 5]	88,652
Intangible assets [note 6]	9,982
Goodwill	12,686
Deferred charges	3,287

249,396

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Credit facility [note 7]	44,282
Accounts payable and accrued liabilities	28,931
Deferred revenue	3,897
Income taxes payable	526
Derivative financial instruments [note 15]	1,553
Current portion of long-term debt [note 10]	726

Total current liabilities	79,915

Commitments [note 12]	—
Advances from parent company [note 8]	21,304
Other liabilities [note 9]	3,153
Long-term debt [note 10]	70,286
Deferred tax liabilities [note 14]	15,321

Total liabilities	189,979

Member’s equity
Member equity [note 11]	67,700
Accumulated other comprehensive loss	(8,283)

Total member’s equity	59,417

249,396

See accompanying notes

Sprague International Properties LLC

CONSOLIDATED STATEMENT OF OPERATIONS

AND MEMBER’S EQUITY

Year ended December 31

[in thousands of U.S. dollars]

2013 $
Sales	576,308

Expenses
Cost of sale [note 4]	550,552
Operating expenses	16,005
Depreciation of property, plant and equipment	4,550
Depreciation of intangible assets and deferred charges [note 6]	2,395
Interest on long-term debt [note 10]	4,609
Other interest expense, net [note 13]	3,363
Foreign exchange loss	4,207

585,681

Loss before income taxes	(9,373)
Income tax benefit (provision) [note 14]
Current	(800)
Deferred	2,370

1,570

Net loss	(7,803)

Member’s equity, beginning of year	75,503

Member’s equity, end of year	67,700

See accompanying notes

Sprague International Properties LLC

CONSOLIDATED STATEMENT OF

OF COMPREHENSIVE LOSS

Year ended December 31

[in thousands of U.S. dollars]

2013 $
Net loss	(7,803)
Other comprehensive loss:
Foreign currency translation adjustment	(10,892)

Comprehensive loss	(18,695)

See accompanying notes

Sprague International Properties LLC

CONSOLIDATED STATEMENT OF CASH FLOW

Year ended December 31

[in thousands of U.S. dollars]

2013
$
OPERATING ACTIVITIES
Net loss for the year	(7,803)
Non-cash items
Deferred tax benefit	(2,370)
Depreciation of property, plan and equipment, intangible and others	7,321
Gain on disposal of fixed assets	(5)
Unrealized loss on derivative financial instruments	255
Unrealized foreign exchange loss	1,433
Net change in non-cash working capital balances related to operations
Accounts receivable	(3,907)
Inventories	7,446
Accounts payable and accrued liabilities	9,946
Restricted cash	(5,707)
Others	(2,420)

Cash flows related to operating activities	4,189

INVESTING ACTIVITIES
Additions to property, plant and equipment	(21,346)
Proceeds from disposal of property, plant and equipment	178

Cash flows related to investing activities	(21,168)

FINANCING ACTIVITIES
Repayment of advance from Parent	(35,968)
Repayment of long-term debt	(23,395)
Repayment of capital lease obligations	(510)
Proceeds from long-term debt	69,849
Proceeds from credit facility	11,772
Increase in deferred charges	(639)
Financing fees	(3,127)

Cash flows related to financing activities	17,982

Net change in cash and cash equivalents during the year	1,003
Effect of exchange rate on cash and cash equivalents	(369)
Cash and cash equivalents, beginning of year	440

Cash and cash equivalents, end of year	1,074

Cash paid for taxes	1,332
Cash paid for interest	5,323

See accompanying notes

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

Sprague International Properties LLC [the “Company”] is a Delaware limited liability company and a wholly-owned subsidiary of Sprague Resources Holdings LLC., which in turn is a wholly-owned subsidiary of Axel Johnson Inc. [the “Parent”], formed on October 30, 2013.

In connection with the completion on October 30, 2013 of an initial public offering [the “IPO”] by the Parent of limited partner interests of Sprague Resources LP, the Parent contributed to the Company its interests in Sprague Energy Canada Ltd. which owned directly 8604827 Canada Inc. and indirectly three operating businesses: Kildair Services Ltd. [“Kildair”], Wintergreen Transport Corporation Ltd. [“Wintergreen”] and Transit P. M. Inc. [“Transit”]. Sprague Energy Canada Ltd., 8604827 Canada Inc. and Kildair were amalgamated into a new entity, Kildair Service Ltd. prior to being contributed to the Company, and Wintergreen and Transit became wholly-owned subsidiaries of Kildair Services Ltd. In addition, the Parent contributed to the Company, certain other assets and liabilities including its ownership interest in Sprague Massachusetts Properties LLC whose assets consist primarily of real property located in the United States. All of the assets and liabilities contributed to the Company were recorded at the Parent’s historical cost, as the foregoing transactions are among entities under common control. The amalgamation has been recorded on a pooling of interest basis as if the entities had always been amalgamated.

Kildair operates primarily in the production, distribution and storage of bitumen and heavy fuel oil serving customers throughout eastern Canada and the Northeast United States. Wintergreen and Transit provide commercial trucking services for both Kildair and third-party customers.

The Company has evaluated all events and transactions that occurred from December 31, 2013 to April 30, 2014, the date the consolidated financial statements were ready to be issued.

2. SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States [“U.S. GAAP”] and include the significant accounting policies described hereafter.

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and the reported revenues and expenses in the statement of operations. Actual results could differ from those estimates. Among the estimates made by management are impairment of non-financial assets, the fair value measurement of derivative assets and liabilities, environmental and legal obligations and income taxes.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES [Cont’d]

Principles of consolidation

The Company consolidates all wholly-owned subsidiaries, which are entities over which it has the continuing power to determine the strategic operating, investing and financing policies without cooperation of others. These consolidated financial statements include Kildair Service Ltd., Wintergreen and Transit and Sprague Massachusetts Properties.

Foreign currency translation

The consolidated financial statements are expressed in U.S. dollars, the functional currency of the Company. The functional currency is the currency of the primary economic environment in which an entity operates. The functional currency of Kildair Services Ltd., Wintergreen and Transit is their local currency, the Canadian dollar.

Assets and liabilities of foreign operations whose functional currency is other than the U.S. dollar are translated into U.S. dollars using closing exchange rates. Revenues and expenses, as well as cash flows, are translated using the average exchange rates for the period. Translation gains or losses are recognized in Other comprehensive loss and are reclassified in income on disposal or partial disposal of the investment in the related foreign operation.

Currency translation adjustment as of December 31, 2013 and January 1, 2013 amounted to ($8,283) and $2,609 respectively.

Foreign currency transactions

In the case of the Company’s foreign currency transactions, accounts stated in foreign currencies are translated according to the temporal method. Under this method, monetary assets and liabilities are translated into Canadian dollars at the exchange rate in effect at the balance sheet date, and non-monetary items are translated at the prevailing historical rate at the time of the transaction. Revenues and expenses arising from foreign currency transactions are translated into Canadian dollars at the exchange rate in effect at the transaction date. The exchange gains or losses resulting from the translation of monetary items are included in operating expenses, for a total amount of $4,207 for the year ended December 31, 2013.

Cash and cash equivalents

Bank balances, including bank overdrafts with balances that fluctuate from positive to overdrawn, are presented under cash and cash equivalents. Cash equivalents include highly liquid investments that are readily convertible to known amounts of cash and that are subject to an insignificant risk of changes in value. An investment normally qualifies as a cash equivalent when it has a short maturity of approximately three months or less from the date of acquisition.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES [Cont’d]

Restricted cash

As of December 31, 2013 the restricted cash includes $3,787 for a certificate of deposit set aside primarily as collateral for letters of credit, and $4,754 for margin deposits with brokers.

Trade accounts receivable

Trade accounts receivable are recorded at invoice price, net of an allowance for doubtful accounts, discounts, rebates to customers and returns. Allowance for doubtful accounts is based on identified delinquent accounts, customer payment patterns and other analyses of historical data and trends. The Company extends credit to customers based upon their financial condition and generally collateral is not required.

Inventories

Inventories consist of petroleum products, and are valued at the lower of cost and market value. The cost is calculated based on the average cost method for petroleum products.

Government assistance

Amounts received or receivable resulting from government assistance programs are reflected as reductions of the cost of the assets or expenses to which they relate when the Company becomes eligible to accrue them, provided there is reasonable assurance the benefits will be realized.

Intangible assets

Intangible assets are stated at cost less accumulated amortization and are comprised of customer relationships, non-competition agreement and technology. The Company amortizes the costs of these assets on a sum-of-the-years’-digits method over the period of expected benefit.

Property, plant and equipment and assets under capital leases

Property, plant and equipment are recorded at cost less any related government assistance. Assets under capital leases are accounted for at cost, which corresponds to the present value of the minimum lease payments.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES [Cont’d]

Depreciation of property, plant and equipment includes the amortization of assets under capital leases and is calculated over their estimated useful lives using the straight-line method and following durations:

Land Improvements – Tracy	20 years
Land Improvements – Joliette	25 years
Buildings	25 years
Dock	20 years
Plant & Equipment	20 years
Warehouse Equipment	5 years
Electrical Equipment	10 years
Equipment Enclosures	25 years
Vehicles	5 years
Hardware	3 years
Software	5 years
Furniture & Fixtures	10 years

Impairment of long-lived assets

Long-lived amortizing assets [excluding goodwill]

Property, plant and equipment, assets under capital leases, and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Impairment is assessed by comparing the carrying amount of an asset to be held and used with the total of the undiscounted cash flows expected from its use and disposition. If the asset is impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value, generally determined on a discounted cash flow basis. Any impairment results in a write-down of the asset and a charge to income during the year. An impairment loss is not reversed if the fair value of the related long-lived asset subsequently increases.

Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired and is stated at cost. Goodwill is not amortized and is reviewed for impairment annually, or more frequently if events or circumstances, such as significant declines in expected sales, earnings or cash flows, indicate that it is more likely than not that the asset might be impaired.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES [Cont’d]

The Company first assesses qualitative factors to determine whether the existence of events and circumstances indicates that an impairment exists. If, after assessing the totality of events and circumstances, the Company determines it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then it evaluates the recoverability of goodwill using a two-step test approach at the reporting unit level. Under the first step, the fair value of the reporting unit, based upon discounted future cash flows, is compared to its net carrying amount. If the fair value is greater than the carrying amount, no impairment is deemed to exist and the second step is not required to be performed. If the fair value is less than the carrying amount, a second test must be performed whereby the implied fair value of the reporting unit’s goodwill must be estimated. The implied fair value of goodwill is the excess of the fair value of the reporting unit over the fair value of the identifiable net assets of the reporting unit. The carrying value of goodwill in excess of its implied value, if any, is charged to net income (loss).

Deferred financing costs

Deferred financing costs applicable to long-term obligations are included in deferred charges and amortized using the straight-line method over the term of the related obligations.

Income taxes

The Company’s U.S. subsidiaries file a consolidated federal income tax return. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded to reduce the carrying amount of deferred income tax assets when it is more likely than not that these assets will not be realized. Deferred taxes are not provided on the unremitted earnings of subsidiaries to the extent it is expected that these earnings are permanently reinvested. Such earnings may become taxable upon the sale or liquidation of these subsidiaries or upon the remittance of dividends.

The standards require a more-likely-than-not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company records a liability for the difference between the benefit recognized and measured for financial statement purposes and the tax position taken or expected to be taken on our tax return. To the extent that the Company’s assessment of such tax positions changes, the change in estimate is recorded in the period in which the determination is made. Tax-related interest and penalties are classified as a component of income tax expense.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES [Cont’d]

Revenue recognition

Revenue is recognized when persuasive evidence of an arrangement exists; delivery has occurred; the selling price to the buyer is fixed or determinable, and collection of the selling price is reasonably assured. Revenue is measured at the fair value of the consideration received, excluding discounts, returns, and sales taxes.

Shipping costs that occur at the time of sale are included in the cost of sale. Various excise taxes collected at the time of sale and remitted to authorities are recorded on a net basis

Financial instruments

Financial instruments are measured at fair value on initial recognition of the instrument based on current pricing of such financial instruments with comparable terms. The standards define fair value, establish a framework for measuring fair value, establish a fair value hierarchy based on the inputs used to measure fair value and include disclosure requirements for fair value measurements. The standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company applies valuation techniques including market and income approaches. The standards establish a three-level hierarchy for inputs used in measuring assets and liabilities recorded at fair value, based on the reliability of those inputs. Level 1 is observable inputs that reflect quoted prices for identical assets or liabilities in active markets. Level 2 are observable market-based inputs or unit prices derived from the fair value of the underlying securities. The Company utilizes fair value measurements based on Level 2 inputs for its fixed forward contracts, over-the-counter commodity price swaps, interest rate swaps and forward currency contracts. Level 3 are unobservable inputs that are not corroborated by market data. The Company has categorized its financial instruments measured at fair value within this hierarchy based on whether the inputs to the valuation technique are observable or unobservable.

Derivative financial instruments

Derivatives which are not part of a qualifying hedging relationship are initially recorded at fair value. Changes in fair value are recognized in cost of sales; transaction costs to acquire or dispose of these instruments are recognized in net income in the period during which they are incurred.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES [Cont’d]

Future accounting pronouncements

In February 2013, the FASB issued ASU 2013-02, Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income, which amended ASC Topic 220, Comprehensive Income. This guidance requires entities to report, in one place, information about reclassifications out of accumulated other comprehensive income (loss) by component. For significant items reclassified to net income in their entirety in the period, companies must report, either on the face of the statement where net income is presented or in the notes, the effect of the reclassifications on the respective line items in the statement where net income is presented. For items not reclassified to net income in their entirety in the period, companies must cross-reference in a note to other required disclosures. ASU 2013-02 is effective for annual periods beginning after December 15, 2013 for non-public entities, with early adoption permitted. The Company is assessing the impact of adopting this new standard on the Company’s consolidated financial statements and does not anticipate a material impact on the consolidated financial statements.

In July 2013, the FASB issued Accounting Standards Update ASU 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, which amends ASC 740, Income Taxes. The guidance was issued to provide explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. An entity is required to present unrecognized tax benefits as a decrease in a net operating loss, similar tax loss or tax credit carryforward if certain criteria are met. The determination of whether a deferred tax asset is available is based on the unrecognized tax benefit and the deferred tax asset that exists at the reporting date and presumes disallowance of the tax position at the reporting date. The guidance will eliminate the diversity in practice in the presentation of unrecognized tax benefits but will not alter the way in which entities assess deferred tax assets for realizability. ASU 2013-11 is effective for fiscal years beginning after December 15, 2014 for non-public entities, with early adoption permitted. The Company is assessing the impact of adopting this new standard on the Company’s consolidated financial statements and does not anticipate a material impact on the consolidated financial statements.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES [Cont’d]

In January 2014, the FASB issued ASU 2014-02, Intangibles – Goodwill and Other to provide an accounting alternative for the subsequent measurement of goodwill to non-public entities. Under the new guidance, an entity within the scope of the amendments that elects the accounting alternative prescribed in ASU 2014-02, should amortize goodwill on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. An entity that elects the accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. Goodwill should be tested for impairment when a triggering event occurs that indicates that the fair value of an entity [or a reporting unit] may be below its carrying amount. The guidance further simplified goodwill impairment by eliminating step two of the current impairment test, which requires the hypothetical application of the acquisition method to calculate the goodwill impairment amount. The goodwill impairment amount, if any, represents the excess of the entity’s [or the reporting unit’s] carrying amount over its fair value [limited to the carrying amount of goodwill of the entity [or reporting unit]]. This accounting alternative, if elected, is applicable prospectively to goodwill existing as of the beginning of the period of adoption and for new goodwill recognized in fiscal years beginning after December 15, 2014, with early application permitted. The Company is assessing the impact of adopting this alternative accounting treatment under new standard on the Company’s consolidated financial statements.

3. ACCOUNTS RECEIVABLE

2013 $
Trade receivables	25,851
Sales tax receivables	7,280
Other	807

33,938

No accounts receivable were impaired and no allowance for doubtful accounts was recorded as at December 31, 2013.

4. INVENTORIES

2013 $
Heavy Fuel Oil	69,323
Asphalt	19,141
Other	564

89,028

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. INVENTORIES [Cont’d]

The amount of inventories recognized in cost of sales during the year is $526,850. As of December 31, 2013 an amount of $767 has been recorded to write-down inventory to its net realizable value.

5. PROPERTY, PLANT AND EQUIPMENT

	Cost $	Accumulated depreciation $	Net book value $
2013
Land	5,491	—	5,491
Land Improvements – Tracy	1,593	334	1,259
Land Improvements – Joliette	405	20	385
Buildings	1,306	119	1,187
Dock	5,032	312	4,720
Plant & Equipment	54,630	5,657	48,973
Warehouse Equipment	653	157	496
Electrical Equipment	1,196	147	1,049
Equipment Enclosures	859	42	817
Vehicles	6,601	1,421	5,180
Hardware	23	4	19
Software	8	1	7
Furniture & Fixtures	18	1	17
Assets under construction	19,052	—	19,052

	96,867	8,215	88,652

During the year ended December 31, 2013 the Company recorded $681 as investment tax credit. This amount has been deducted from property, plant and equipment, and recorded as deferred tax assets.

Assets under construction are not depreciated. The Company will start depreciating once they are in use. During the year the Company recorded capitalized interest in the amount of $265 in connection with a construction project in progress.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. INTANGIBLES ASSETS

	As of December 31, 2013
	Remaining Useful Life (Years)	Cost	Accumulated Amortization	Net book value
Customer relationships	9-14	9,225	1,687	7,538
Non-competition agreement	4	2,353	941	1,412
Technology	7	1,318	286	1,032

Total		12,896	2,914	9,982

The Company recorded amortization expense related to intangible assets of $2,322 during the year ended December 31, 2013 in the Consolidated Statements of Operations.

Amortization of intangible assets is calculated by the sum-of-the-years’-digits method over the periods of expected benefit. The Company believes the sum-of-the-years’-digits method of amortization properly reflects the timing of the recognition of the economic benefits realized from its intangible assets. The estimated future annual amortization expense of intangible assets for the years ending December 31, 2014, 2015, 2016, 2017 and 2018 is $2,027, $1,731, $1,435, $1,140 and $883, respectively. As acquisitions and dispositions occur in the future, these amounts may vary.

7. CREDIT FACILITY

The Company utilizes a credit facility in order to finance its operations, consisting of a working capital facility and term loan facility for a total amount of $210,000 [$120,000 of working capital facility and $90,000 of term loan] or the equivalent amount in Canadian dollars. The facility is secured by all of the assets of the Company, and companies under common control. The amount used as at December 31, 2013 is $112,282 with $44,282 of Working Capital loans and $68,000 of Term loan. The loans under the facility bear interest at either Prime / Base Rate plus a spread based on utilization and CDOR / Eurodollar rates plus a spread and matures in April 2015. The effective Canadian dollar borrowing rate is 5.13% at December 31, 2013.

The terms of the credit facility impose financial covenants including a minimum consolidated net working capital, a minimum consolidated fixed charge coverage ratio, a maximum consolidated secured leverage ratio, a limit in capital expenditures and a maximum net position for the Companys’ products. Furthermore, none of the companies in the Group can pay dividends, if this payment places them in default on any of the aforementioned covenants. As at December 31, 2013, the Company was in compliance with its financial covenants.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. ADVANCES FROM PARENT COMPANY

On October 27, 2013, the Company entered into a loan agreement with Axel Johnson Inc, for an amount of $17,500. This loan bears interest at 1-month Libor rate plus 5.75%, corresponding to 5.92% as of December 31, 2013, and is repayable in full on October 31, 2015.

Also on October 29, 2013, the Company entered into another loan agreement with Axel Johnson Inc., for an amount of $3,804. The note is due on October 29, 2015 and bears interest at 10% which is payable at maturity.

9. OTHER LIABILITIES

Other liabilities consist of an environmental abatement obligation which is undiscounted and relates to an agreement that was assumed as part of the acquisition of an oil terminal in New Bedford, Massachusetts in 2005. Based on the agreement, the Company is obligated to perform certain environmental abatement activities on or before December 28, 2017.

10. LONG-TERM DEBT

2013 $
Term loan in the original amount of $68,000 bearing interest at Libor rate plus 4.75% corresponding to 4.92% as of December 31, 2013, no capital payable on a monthly basis, maturing in October 2015	68,000
Note payable, fixed rate of 4.93%, payable in monthly installments of CAD$12, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in September 2017	604
Note payable, fixed rate of 6.3%, payable in monthly installments of CAD$6, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in September 2014	44
Note payable, variable 3-month bankers’ acceptances interest rate plus 4.9% corresponding to 5.22% as of December 31, 2013, payable in monthly installments of CAD$4, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in August 2015	70

Total loan and notes payable	68,718

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. LONG-TERM DEBT [Cont’d]

2013 $
Balance brought forward	68,718

Capital lease contracts
Capital lease, fixed rate of 4.55% payable in monthly installments of CAD$16, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in July 2016.	559
Capital lease, variable rate of cost of funds plus 2.25% corresponding to 3.97% as of December 31, 2013 payable in monthly installments of CAD$10, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in September 2017.	487
Capital lease, fixed rate of 3.92% payable in monthly installments of CAD$7, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in February 2019.	385
Capital lease, fixed rate of 4.94% payable in monthly installments of CAD$7, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in May 2018.	330
Capital lease, fixed rate of 4.04% payable in monthly installments of CAD$5, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in April 2017.	222
Capital lease, fixed rate of 4.19% payable in monthly installments of CAD$3, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in October 2018.	170
Capital lease, fixed rate of 3.93% payable in monthly installments of CAD$2, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in January 2019.	94
Capital lease, fixed rate of 3.89% payable in monthly installments of CAD$1, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in September 2018.	47

Total capital lease contracts	2,294

Total long term debt	71,012
Less: current portion of long-term debt	726

70,286

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. LONG-TERM DEBT [Cont’d]

Required debt repayments are as follows:

	Other long-term debt $	Capital lease $	Total $
2014	217	596	813
2015	68,160	596	68,756
2016	147	649	796
2017	154	339	493
2018	40	170	210
2019 and thereafter	—	153	153

	68,718	2,503	71,221

The Company has financed certain equipment by entering into capital leasing arrangements.

Capital lease repayments are due as follows:

2013 $
Total minimum lease payments	2,503
Less amount representing interest	(209)

Present value of minimum capital lease payments	2,294
Less current portion of obligations under capital lease	(509)

1,785

11. MEMBER’S EQUITY

The Company is a limited liability company that is wholly-owned by Sprague Resources Holdings LLC. As a limited liability company, the Company’s equity is displayed as member’s equity in the accompanying consolidated balance sheet.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. COMMITMENTS

As at December 31, 2013 the minimum commitment for the Company with respect to operating leases is as follows:

$
2014	13
2015	4

As at December 31, 2013, the Company is also committed to buying and selling quantities of fuel oil and asphalt according to the following information:

2013 $
Sell at fixed price
Heavy Fuel Oil [number of barrels]	36,455
Selling price [$ per barrel]	107.24
Asphalt [number of barrels]	25,506
Selling price [$ per barrel]	84.12 to 100.95

Purchase at fixed price
Oil [number of barrels]	58,085
Purchase price [$ per barrel]	86.59 to 95
Asphalt [number of barrels]	19,391
Purchase price [$ per barrel]	84.12 to 85

13. OTHER INTEREST EXPENSE, NET

2013 $
Interest on bank loan	3,367
Interest income	(4)

3,363

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. INCOME TAXES

The Company is not a separate taxable entity for U.S. federal and certain state income tax purposes and its results are included in the consolidated U.S. federal and certain state income tax returns of the Parent. Income tax provisions and benefits, related tax payments, and current and deferred tax balances have been prepared as if the Company operated as a stand-alone taxpayer for all periods presented in accordance with the tax sharing agreement between the Company and the Parent. Under the tax sharing agreement, the Company is obligated to pay federal and certain state taxes to the Parent. In the event that the Parent does not have a consolidated liability for federal or certain state taxes, the Company is not obligated to pay the Parent for such taxes and all such amounts are reflected as capital contributions.

Income taxes are provided using the asset and liability method prescribed by ASC 740, Income Taxes. Under this method, income taxes (e.g., deferred tax assets, deferred tax liabilities and taxes currently payable and tax expense) are recorded based on amounts refundable or payable in the current year and include the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Deferred taxes are measured by applying currently enacted tax rates. The Company establishes a valuation allowance for deferred tax assets when it is more likely than not that these assets will not be realized.

The Company recognizes the financial statement effect of a tax position only when management believes that it is more likely than not, that based on the technical merits, the position will be sustained upon examination. The Company classifies interest and penalties associated with uncertain tax positions as income tax expense.

The income tax benefit (provision) is summarized as follows:

2013 $
Current
Canadian income taxes	(800)
US State income taxes	—

Total current income tax (provision)	(800)

Deferred
Canadian income taxes	2,352
US State income taxes	18

Total deferred income tax benefit	2,370

Total income tax benefit	1,570

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. INCOME TAXES [Cont’d]

Significant components of the Company’s net deferred income tax balances are as follows:

2013 $
Current deferred income tax assets
Other	246

246

Non current deferred income tax assets (liabilities)
Investment tax credit	728
Loss carry forward	1,661
Intangible assets	(2,647)
Capital assets	(14,998)
Other	(65)

(15,321)

Net deferred income tax liabilities	(15,075)

At December 31, 2013, the Company has not recognized deferred income taxes on the undistributed earnings of Kildair Service Ltd. of approximately $52,831 because the Company expects to indefinitely reinvest these earnings in operations outside of the U.S. Upon repatriation of those earnings, in the form of dividends or otherwise, the Company could be subject to both U.S. income taxes [subject to an adjustment for foreign tax credits] and Canadian withholding taxes of approximately $20,659.

At December 31, 2013, the Company had Canadian net operating loss carry forwards of approximately $1,601 million which begin to expire in 2032. The Company has recorded a valuation allowance against certain Canadian deferred tax assets because it has determined that it is not more likely than not that the deferred tax assets will be realized.

With respect to the consolidated U.S. federal return filed by the Parent, the statute of limitations for assessment by the Internal Revenue Service [“IRS”] is closed for tax years ending prior to December 31, 2010, and for state tax authorities is closed for years prior to December 31, 2009, although carry forward attributes that were generated prior to tax year 2009 may still be adjusted upon examination by the IRS or state tax authorities if they either have been or will be used in a future period. In 2012, the IRS finalized an examination of the Parent’s U.S. income tax return for 2009. The result of the IRS settlement did not have an impact on the Company.

The Company is subject to income taxes in Canada and the Canadian provinces. Certain jurisdictions remain subject to examination for tax years 2009 to 2013, although carry forward attributes that were generated prior to tax year 2009 may still be adjusted upon examination by certain jurisdiction’s taxing authorities if they either have been or will be used in a future period.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. FINANCIAL INSTRUMENTS

Valuation methods and assumptions

As of December 31, 2013, the carrying amounts of cash, cash equivalents and accounts receivable approximated fair value because of the short maturity of these instruments. As of December 31, 2013, the carrying value of the Company long term debt approximated fair value since these instruments bear interest at variable rates.

Commodity derivatives

The Company may utilize derivative instruments consisting of futures contracts, swaps, options and other derivatives individually or in combination, to mitigate its exposure to fluctuations in prices of refined petroleum products. On a limited basis and within the Company’s risk management guidelines, the Company utilizes futures contracts, forward contracts, swaps, options and other derivatives to generate profits from changes in market prices. The Company invests in futures and over-the-counter [“OTC”] transactions either on regulated exchanges or in the OTC market. Futures contracts are exchange-traded contractual commitments to either receive or deliver a standard amount or value of a commodity at a specified future date and price, with some futures contracts based on cash settlement rather than a delivery requirement. Futures exchanges typically require investors to provide margin deposits as security. OTC contracts, which may or may not require margin deposits as security, involve parties that have agreed either to exchange cash payments or deliver or receive the underlying commodity at a specified future date and price. The Company posts initial margin with futures transaction brokers, along with variation margin, which is paid or received on a daily basis, and is included in other current assets in the consolidated balance sheet. In addition, the Company may either pay or receive margin based upon exposure with counterparties. Payments made by the Company are included in other current assets, whereas payments received by the Company are included in accrued liabilities in the consolidated balance sheet. Substantially all of the Company’s commodity derivative contracts outstanding as of December 31, 2013 will settle prior to February 28, 2014.

The Company’s derivative instruments are recorded at fair value, with changes in fair value recognized in net loss. The Company’s fair value measurements are determined using the market approach and include non-performance risk and time value of money considerations. Counterparty credit is considered for receivable balances, and the Company’s credit is considered for payable balances.

The Company does not offset fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) against the fair value of derivative instruments executed with the same counterparty. The Company had no right to reclaim or obligation to return cash collateral as of December 31, 2013.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. FINANCIAL INSTRUMENTS [Cont’d]

The following table presents all financial assets and financial liabilities of the Company measured at fair value on a recurring basis as of December 31, 2013:

	2013
	Fair value measurement $	Quoted prices in active markets Level 1 $	Significant other observable inputs Level 2 $	Significant unobservable inputs Level 3 $
Financial assets
Commodity derivatives	152	—	152	—
Financial liabilities
Commodity derivatives	1,553	—	1,553	—

The Company recognized $1,286 of realized and unrealized gains on derivative instruments utilized for commodity risk management purposes for the year ended December 31, 2013. Such amounts are included in cost of sale in the consolidated statement of operations.

Financial risks

The Company is exposed to various financial risks through transactions in financial instruments. The following provides helpful information in assessing the extent of the Company’s exposure to these risks.

Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. One of the Company’s credit risks relates to its trade receivables. To mitigate this risk, the Company carries out credit evaluations of its customers’ financial position and in some instances requires collateral from them. As at December 31, 2013, two customers comprised 15% and 10% of trade receivables, respectively. For the year ended December 31, 2013, two customers comprised 31% and 13% of total sales, respectively.

The Company is also exposed to a counterparty credit risk inherent in its commodity forward contracts and foreign currency forward contracts. In all contracts, the counterparty is a Canadian chartered bank and the Company has assessed these risks as minimal. The Company considers that the counterparty credit risk related to commodity forward contracts and foreign currency forward contracts is minimal as a result of the mechanisms put in place by futures exchange institutions in their role as intermediary between the contracting parties.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. FINANCIAL INSTRUMENTS [Cont’d]

Currency risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. Although the financial currency of the main operating subsidiaries is the Canadian dollars, a substantial portion of the Company’s operations is denominated in U.S. dollars and as a result, some financial assets are exposed to foreign exchange fluctuations.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s exposure to interest risk is summarized as follows:

Cash and cash equivalents	Variable interest rate
Restricted cash	No interest
Accounts receivable	No interest
Credit facility	See note 7
Accounts payable and accrued liabilities	No interest
Long-term debt	See note 10
Advance from Parent Company	See note 8

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to this risk mainly in respect of its credit facility, accounts payable and accrued liabilities, derivative financial instruments, long-term debt agreements, advances from parent company and operating lease commitments.

Other price risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices other than those arising from interest rate risk or currency risk, whether those changes are caused by factors specific to the individual financial instrument or its issuer, or factors affecting all similar financial instruments traded in the market. The Company is exposed to other price risk through its commodity forward contracts on petroleum products. Active integrated management of this risk aims to limit its impact on operating results so that sensitivity to this risk, once mitigated, is at an acceptable level.

Sprague International Properties LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. FINANCIAL INSTRUMENTS [Cont’d]

In order to partially manage its exposure to fluctuations in petroleum prices, the Company concluded commodity forward contracts as a hedge against oil sales and purchase prices. As of December 31, 2013, the commodity forward contracts are:

2013
Selling commodity forward contracts [number of barrels]	725,000
Selling price [$ per barrel]	$89.80 to $95.15
Maturity date	January to February 2014

The fair value of these commodity forward contracts reflects the estimated amounts that the Company would receive from settlements of favorable contracts or that it would be required to pay to cancel unfavorable contracts at the balance sheet date. As at December 31, 2013, the fair values in the event of a settlement are $152 favorable and $1,553 unfavorable.